                                                                    Exhibit 3.1






                          CERTIFICATE OF INCORPORATION

                                       OF

                             BOX HILL SYSTEMS CORP.











Filed by:

                                                N. George Turchin, Esq.
                                                790 Madison Avenue
                                                Suite 201
                                                New York, New York 10021

                            CERTIFICATE OF INCORPORATION

                                         OF

                               BOX HILL SYSTEMS CORP.


Under Section 402 of the Business Corporation Law.

      The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

      FIRST: The name of the corporation is Box Hill Systems Corp.

      SECOND: The purposes for which the corporation is formed are:

      To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

      To manufacture, make, buy sell, exchange, install, repair, service, supply, exploit, develop, protect and generally trade and deal in (as principal or agent) products, processes and techniques of all kinds pertaining or related to or connected with electronics and related industries, including, without limitation, equipment, parts and components for radio, television and phonograph, products for military electronics and industrial electronics, transistors, rectifiers, diodes and other semiconductors of every kind and description, aircraft, missile and other airborne apparatus surveillance systems, beaconry, radio transmitting, receiving and relay equipment, microwave equipment, telephone and telegraph terminal equipment, air traffic control devices, communications equipment, meteorological devices, transducers and other acoustical devices, electronic cleaning equipment, fixed and variable capacitors, delay lines and pulse forming networks, television tuners, deflection components, transformers, power generators and other power supply and silicon supplies and crystals, cast germanium, resistors, computer components, thin films, intermetallics and other advanced solid state techniques, and electrophotographic processes.
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      To develop, experiment with, conduct research on, connect, manufacture, produce, assemble, buy, rent or otherwise acquire, hold, own, operate, use, install, equip, replace, maintain, service, process, reprocess, repair, remodel, recondition, import, export, sell, lease, market, distribute, transport or otherwise dispose of and generally to deal in and with, as contractor, subcontractor, principal, agent, commission merchant, broker, factor or any combination of the foregoing and at wholesale or retail or both, any and all kinds of computer hardware and computer software and all allied apparatus, systems, parts, supplies, tools, implements, raw materials, natural products, manufactured articles and products, and goods, wares, merchandise and tangible property of every kind, used or capable of being used for any purpose whatever.

      To engage in research and development, purchase, sale, import, export, license, distribution, manufacture, or rental of any product, machine, apparatus, appliance merchandise and property of every kind and description, ideas, systems and procedures of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, analog, and digital computers, components, all types of electrical, mechanical, electro-mechanical and electronic products and systems such as for analysis of visible, radar, sonar or other inputs, voice recognition and identification of voice elements and magnetic storage and drums.

      To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds, or other


                                       -2-
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securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

      To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

      The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

      THIRD: The office of the corporation is to be located in the County of New York, State of New York.

      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

                        N. George Turchin, Esq.
                        790 Madison Avenue, Suite 201
                        New York, New York 10021


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
      SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

      IN WITNESS WHEREOF, this certificate has been subscribed to this 4th day of April 1988 by the undersigned who affirms that the statements made herein are true under penalties of perjury.


                                 /s/ Gerald Weinberg
                                 ------------------------------------
                                 GERALD WEINBERG
                                 90 State Street
                                 Albany, New York


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BOX HILL SYSTEMS CORP.


        (Under Section 805 of the Business Corporation Law of New York)


        WE, THE UNDERSIGNED, Benjamin Monderer and Carol Turchin, being respectively the President and the Secretary of Box Hill Systems Corp. hereby certify:

        1.  The name of the corporation is Box Hill Systems Corp.

        2. The certificate of incorporation of said corporation was filed by the Department of State on the 5th day of April, 1988.

        3. (a) The certificate of incorporation is amended to: (i) to increase the authorized number of shares which the corporation shall have authority to issue from 200 shares of capital stock to 40,000,000 shares of common stock, par value $.01 per share; and (ii) to change the authorized stock from shares without par value to shares of $.01 par value per share.

            (b) To effect the foregoing, Article FOURTH relating to the authorized number of shares which the corporation shall have authority to issue is amended to read as follows:

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Forty Million (40,000,000) shares of common stock, par value $.01 per share.

        4. Fifteen (15) shares of the corporation's capital stock, without par value, are issued and outstanding. Each such issued and outstanding share of stock shall be converted on the effective date of this amendment into 200,000 shares of common stock, par value $.01 per share, at a ratio of one (1) to two hundred thousand (200,000). One Hundred and Eighty-Five (185) shares of the corporation's capital stock, without par value, are authorized but unissued. Each such authorized but unissued shares of stock shall be converted on the effective date of this amendment into 200,000 shares of common stock, par value $.01 per share, at a ratio of one (1) to two hundred thousand (200,000).

        5. The amendment was authorized in the following manner: by the unanimous written consent of the board of directors, dated as of May 23, 1995, followed by the unanimous written consent of the holders of all of the issued and outstanding shares of the capital stock of the corporation, dated as of May 23, 1995.

        IN WITNESS WHEREOF, we have signed this certification on the 23rd day of May 1995 and we affirm the statement contained therein as true under penalties of perjury.


                                        BOX HILL SYSTEMS CORP.



                                        By:  /s/  Benjamin Monderer
                                           ----------------------------------
                                           Benjamin Monderer, President


                                        By:  /s/  Carol Turchin
                                           ----------------------------------
                                           Carol Turchin, Secretary




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                                CERTIFICATE OF CHANGE

                                         OF

                               BOX HILL SYSTEMS CORP.

               Under Section 805-A of the Business Corporation Law

            IT IS HEREBY CERTIFIED THAT:

            1. The name of the corporation is:

                        BOX HILL SYSTEMS CORP.

            2. The certificate of incorporation was filed by the Department of State on the 5th day of April, 1988.

            3. The certificate of incorporation is hereby changed:

               To modify the paragraph which sets forth the post office address to which the Secretary of State shall mail a copy of any process served against the corporation.

            4. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                        The Corporation
                        161 Sixth Avenue
                        New York, New York 10013

            5. The change to the certificate of incorporation was authorized first by the board of directors and then by the holders of all outstanding shares entitled to vote thereon.

            IN WITNESS WHEREOF, the undersigned hereby affirms that the statements made herein are true under the penalties of perjury.

Dated: April 20, 1995

                                    /s/ Carol Turchin
                                    _____________________________
                                    Carol Turchin
                                    Secretary

/s/ Benjamin Monderer
_____________________________
Benjamin Monderer
President
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                              STATEMENT OF ORGANIZATION

                                         OF

                                THE SOLE INCORPORATOR

                                         OF

                               BOX HILL SYSTEMS CORP.


            The undersigned, being the sole incorporator of Box Hill Systems Corp., a New York corporation (the "Corporation"), does hereby take the following actions:

            1. Directs that a copy of the Certificate of Incorporation of the Corporation, filed by the Secretary of State of the State of New York on April 5, 1988 and evidence of receipt and filing by the Office of the Secretary of State be filed in the minute book of the Corporation.

            2. Sets the number of directors at three (3) and elects the following persons as directors of the Corporation to serve until the first annual meeting of shareholders and until their respective successors are elected and qualified:

                        Benjamin Monderer
                        Carol Turchin
                        Mark Mays

            3. Adopts the form of by-laws annexed hereto as and for the by-laws of the Corporation.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 5th day of April, 1988.

                                                /s/ Gerald Weinberg
                                                ------------------------------
                                                Gerald Weinberg